                                                                EXHIBIT 10.17




                            STOCK PURCHASE AGREEMENT


                                     AMONG


                           LAMAR ADVERTISING COMPANY


                                      AND


                      THE SHAREHOLDERS LISTED ON EXHIBIT A



                               September 25, 1996

                               TABLE OF CONTENTS


SECTION HEADINGS                                                                                  PAGE
----------------                                                                                  ----
         1. Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         2. Purchase and Sale of Company Shares . . . . . . . . . . . . . . . . . . . . . . . . .   5
                    (a) Basic Transaction   . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                    (b) Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                    (c) The Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                    (d) Deliveries at the Closing   . . . . . . . . . . . . . . . . . . . . . . .   5

         3. Representations and Warranties Concerning the Transaction . . . . . . . . . . . . . .   5
                    (a) Representations and Warranties of the Sellers   . . . . . . . . . . . . .   5
                    (b) Representations and Warranties of the Buyer   . . . . . . . . . . . . . .   6
         4. Representations and Warranties Concerning the Company . . . . . . . . . . . . . . . .   7
                    (a) Organization, Qualification, and Corporate Power  . . . . . . . . . . . .   7
                    (b) Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                    (c) Noncontravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                    (d) Brokers' Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                    (e) Title to Tangible Assets  . . . . . . . . . . . . . . . . . . . . . . . .   8
                    (f) Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                    (g) Events Subsequent to Most Recent Fiscal Month End   . . . . . . . . . . .   8
                    (h) Legal Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                    (i) Tax Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                    (j) Real Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                    (k) Intellectual Property   . . . . . . . . . . . . . . . . . . . . . . . . .   9
                    (l) Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                    (m) Advertising Structures  . . . . . . . . . . . . . . . . . . . . . . . . .  10
                    (n) Advertising Contracts   . . . . . . . . . . . . . . . . . . . . . . . . .  10
                    (o) Permits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                    (p) Site Leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                    (q) Powers of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                    (r) Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                    (s) Employee Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                    (t) Certain Business Relationships with the Company   . . . . . . . . . . . .  11
                    (u) Environmental Matter  . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         5. Pre-Closing Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                    (a) General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                    (b) Notices and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                    (c) Operation of Business   . . . . . . . . . . . . . . . . . . . . . . . . .  12
                    (d) Full Access   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                    (e) Notice of Developments  . . . . . . . . . . . . . . . . . . . . . . . . .  13

         6. Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         7. Conditions to Obligation to Close . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                    (a) Conditions to Obligation of the Buyer   . . . . . . . . . . . . . . . . .  13
                    (b) Conditions to Obligation of the Sellers   . . . . . . . . . . . . . . . .  14

         8. Remedies for Breaches of This Agreement . . . . . . . . . . . . . . . . . . . . . . .  15
                    (a) Survival of Representations and Warranties  . . . . . . . . . . . . . . .  15
                    (b) Indemnification Provisions for Benefit of the Buyer   . . . . . . . . . .  15
                    (c) Indemnification Provisions for Benefit of the Sellers   . . . . . . . . .  16
                    (d) Matters Involving Third Parties   . . . . . . . . . . . . . . . . . . . .  16
                    (e) Determination of Adverse Consequences   . . . . . . . . . . . . . . . . .  17
                    (f) Exclusive Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         9. Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                    (a) Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  17
                    (b) Effect of Termination   . . . . . . . . . . . . . . . . . . . . . . . . .  17

         10. Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                    (a) Nature of Certain Obligation  . . . . . . . . . . . . . . . . . . . . . .  18
                    (b) Press Releases and Public Announcements   . . . . . . . . . . . . . . . .  18
                    (c) No Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . .  18
                    (d) Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                    (e) Succession and Assignment   . . . . . . . . . . . . . . . . . . . . . . .  18
                    (f) Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                    (g) Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                    (h) Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                    (i) Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                    (j) Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . .  19
                    (k) Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                    (l) Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                    (m) Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                    (n) Incorporation of Exhibits, Annexes, and Schedules   . . . . . . . . . . .  20
                    (o) Enforcement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (the "Agreement") entered into as of September 25, 1996, by and among Lamar Advertising Company, a Delaware corporation (the "Buyer"), and the Persons listed on Exhibit A attached hereto (collectively the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties."

                              W I T N E S S E T H

         WHEREAS, the Sellers in the aggregate own all of the outstanding capital stock of FKM Advertising Co., Inc., a Delaware corporation (the "Company"); and

         WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the outstanding capital stock of the Company in return for cash.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. Definitions.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Advertising Contract" has the meaning set forth in Section 4(n) below.

         "Affiliate" means, when used with reference to a specified Person, any other Person (a) that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified Person, (b) that is a principal officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person, or
(c) of which the specified Person is a principal officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity.
For purposes of this definition of Affiliate, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of management and policies of the Person in question, whether through the ownership of voting securities or by contract or otherwise.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504.

         "Allocable Portion" means with respect to the share of any Seller in a particular amount, that fraction equal to (i) the portion of the Purchase Price to be paid to such Seller as set forth in the Allocation Schedule over (ii) the total Purchase Price; provided, however, that with respect to any matter arising from a breach of the representations and warranties contained in
Section 4 hereof, the Allocable Portion means that fraction equal to the (x) portion of the Purchase Price to be paid to such Seller as set forth in the Allocation Schedule over (y) the total Purchase Price less the aggregate of that portion of the Purchase Price to be paid to the Excluded Sellers.

         "Allocation Schedule" means that schedule to be delivered by Sellers pursuant to Section 2(b) hereof.

         "Buyer" has the meaning set forth in the preface above.

         "Billboard" has the meaning set forth in Section 4(m) below.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Closing" has the meaning set forth in Section 2(d) below.

         "Closing Date" has the meaning set forth in Section 2(d) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Cole Agreements" means (i) that certain Employment Agreement between the Company and Richard T. Cole dated as of May 18, 1994 and as amended November 14, 1995, (ii) that certain Noncompetition Agreement between the Company and Richard T. Cole dated as of May 18, 1994, and (iii) that certain Nondisclosure Agreement between the Company and Richard T. Cole dated as of May 18, 1994.

         "Company" has the meaning set forth in the preface above.

         "Company Share" means any share of the Class A Common Stock, par value $.01 per share, Class B Common Stock, par value $.01 per share and Series A Preferred Stock, par value $.01 per share, of the Company.

         "Confidential Information" means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

         "Credit Agreements" means (i) that certain Amended and Restated Loan Agreement between ABN AMRO Bank N.V. and the Company dated November 15, 1996,
(ii) that certain Subordinate Loan Agreement between the Company and Coast Mezzanine Investments, Ltd. dated November 15, 1996 and (iii) that certain Subordinate Loan Agreement between the Company and Coast Mezzanine Investments, Ltd. dated November 15, 1996.

         "Disclosure Schedule" has the meaning set forth in Section 4 below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means a Person mutually acceptable to Buyer and Sellers' Representative.

         "Escrow Agreement" means the Escrow Agreement among Seller, Buyer and Escrow Agent substantially in the form of Exhibit C hereto.

         "Excluded Sellers" means those Sellers who individually own three percent (3%) or less of the capital stock of the Company, as of the date hereof, being: ABN AMRO Bank, N.V., James E. Johnsen, Stephen L. Green, Harry
T. Rein, Eric A. Young and Delos Cosgrove.

         "Financial Statements" has the meaning set forth in Section 4(f) below.

         "Financing Payments" means those payments in the aggregate sufficient to satisfy all amounts outstanding as of the Closing Date under Credit Agreements and payment for the repurchase of the Warrants on the Closing Date by the Company.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

         "Indemnified Party" has the meaning set forth in Section 8(d) below.

         "Indemnifying Party" has the meaning set forth in Section 8(d) below.

         "Knowledge" means actual knowledge without independent investigation.

         "Lenders" means ABN AMRO Bank N.V., Coast Mezzanine Investments, Ltd., and Cascade Communications Ventures, L.P.

         "Most Recent Financial Statements" has the meaning set forth in
Section 4(f) below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 4(f) below.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with part custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "Permit" has the meaning set forth in Section 4(o) below.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Purchase Price" has the meaning set forth in Section 2(b) below.

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Sellers" has the meaning set forth in the preface above.

         "Sellers' Representative" means Stephen L. Green initially, and thereafter as determined pursuant to the Escrow Agreement.

         "Site Lease" has the meaning set forth in Section 4(p) below.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Third Party Claim" has the meaning set forth in Section 8(d) below.

         "Warrants" means (i) that certain Warrant to Purchase Class A Common Stock of the Company dated as of November 15, 1995 for 25,530 shares held by Cascade Communications Ventures, L.P., and (ii) that certain Warrant to Purchase Class A Common Stock of the Company dated as of November 15, 1995 for 25,530 shares held by Coast Mezzanine Investments, Ltd.

         2. Purchase and Sale of Company Shares.

         (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of his or its Company Shares for the consideration specified below in this Section 2.

         (b) Purchase Price. The Buyer agrees to pay at the Closing Forty Million Dollars ($40,000,000) (the "Purchase Price") by wire transfer in immediately available funds, of which $1,000,000 shall be delivered to the Escrow Agent to be held pursuant to the Escrow Agreement, an amount equal to the Financing Payments shall be delivered to the Lenders on behalf of Sellers and as further specified by Sellers, and the balance shall be delivered to Sellers. The Purchase Price shall be allocated among and paid to the Sellers in accordance with a schedule to be delivered to Buyer by Sellers prior to Closing.

         (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Powell, Goldstein, Frazer & Murphy in Atlanta, Georgia, commencing at 9:00 a.m. local time on the fifth (5th) business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Sellers may mutually determine (the "Closing Date").

         (d) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) each of the Sellers will deliver to the Buyer stock certificates representing all of his or its Company Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Lenders, each of the Sellers and the Escrow Agent the consideration specified in Section 2(b) above.

         3. Representations and Warranties Concerning the Transaction.

         (a) Representations and Warranties of the Sellers. Each of the Sellers, severally and not jointly, represents and warrants to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to himself or itself, except as set forth in Annex I attached hereto.

                    (i) Organization of Certain Sellers. If the Seller is a partnership or limited liability company, the Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                    (ii) Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. Except for appropriate filings under the Hart-Scott-Rodino Act, the Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                    (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, if the Seller is a partnership or limited liability company, any provision of its partnership agreement or operating agreement or (B) except as set forth in Section 3(a)(iii) of the Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

                    (iv) Brokers' Fees. Except for fees owed to Brush, Kunz & Daven, L.L.C., the Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3(b)), except as set forth in Annex II attached hereto.

                    (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                    (ii) Authorization of Transaction. The Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. Except for appropriate filings under the Hart-Scott-Rodino Act, the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                    (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                    (iv) Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                    (v) Investment. The Buyer is an Accredited Investor acquiring the Company Shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

         4. Representations and Warranties Concerning the Company. Each of the Sellers other than the Excluded Sellers represents and warrants to the Buyer that, to the Knowledge of such Seller, the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4), except as set forth in the disclosure schedule delivered by the Sellers to the Buyer on the date hereof, as the same may be amended as provided herein (the "Disclosure Schedule").

         (a) Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Company taken as a whole. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         (b) Capitalization. The Company has authorized capital stock consisting of: 1,000,132 shares of Class A Common Stock, $.01 par value, of which 270,160 shares are issued and outstanding; 170,000 shares of Class B Common Stock, $.01 par value, of which 110,000 shares are issued and outstanding; and 619,972 shares of Series A Preferred Stock, $.01 par value, of which 619,972 shares are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock other than as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except as set forth in Section 4(c) of the Disclosure Schedule or where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or Security Interest would not have a material adverse effect on the financial condition of the Company taken as a whole. The Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of the Company taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         (d) Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (e) Title to Tangible Assets. The Company has good and valid title, or a valid lease, to the material tangible personal property assets its uses in the conduct of its business.

         (f) Financial Statements. Attached hereto as Exhibit B are the following financial statements (collectively, the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1995, December 31, 1994, and December 31, 1993 for the Company; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the seven (7) months ended July, 1996 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods;

provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

         (g) Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End, there has not been any material adverse change in the financial condition of the Company taken as a whole.

         (h) Legal Compliance. The Company has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the financial condition of the Company taken as a whole.

         (i) Tax Matters.

                    (i) The Company has filed all Income Tax Returns that it was required to file, and has paid all Income Taxes shown thereon as owing, except where the failure to file Income Tax Returns or to pay Income Taxes would not have a material adverse effect on the financial condition of the Company taken as a whole.

                    (ii) No Income Tax Returns with respect to the Company for taxable periods ended on or after December 31, 1992 have been audited, and no Income Tax Returns of the Company are currently the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal Income Tax Returns filed by the Company since December 31, 1992.

                    (iii) The Company has not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

                    (iv) The Company is not a party to any Income Tax allocation or sharing agreement.

                    (v) The Company has not been a member of an Affiliated Group filing a consolidated federal Income Tax Return.

         (j) Real Property.

                    (i) Section 4(j)(i) of the Disclosure Schedule lists all real property that the Company owns. With respect to each such parcel of owned real property, and except for matters which would not have a material adverse effect on the financial condition of the Company taken as a whole, the Company has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent, recorded easements, covenants, and other restrictions, and utility easements, building restrictions, zoning restrictions, and other easements and restrictions which do not impair the current use of the parcel of real property.

                    (ii) Section 4(j)(ii) of the Disclosure Schedule lists all real property leased or subleased to the Company (other than Site Leases). The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 4(j)(ii) of the Disclosure Schedule (as amended to date). Each lease and sublease listed in Section 4(j)(ii) of the Disclosure Schedule is in full force and effect.

         (k) Intellectual Property. Section 4(k) of the Disclosure Schedule identifies each of Company's trade names, trademarks and patents or registrations thereof which have been issued to the Company with respect to any of its intellectual property, identifies any pending patent application or application for trademark registration which the Company has made, and identifies any material license or agreement which the Company has granted to any third party with respect to any of its intellectual property.

         (l) Contracts. Section 4(l) of the Disclosure Schedule lists all written agreements (other than Advertising Contracts or Site Leases) to which the Company is a party the performance of which will involve consideration paid by or to the Company in excess of $5,000 per annum. The Sellers have delivered to the Buyer a correct and complete copy of each contract or other agreement listed in Section 4(l) of the Disclosure Schedule (as amended to date).

         (m) Advertising Structures. Section 4(m) of the Disclosure Schedule lists all outdoor advertising structures owned by Company (the "Billboards"). Each of said Billboards (i) is in condition to accept faces; and (ii) is in good condition and repair. The Company has obtained all material Permits necessary for the installation, maintenance and operation of the Billboards.

         (n) Advertising Contracts. Section 4(n) of the Disclosure Schedule lists all material written contracts to which Company is a party relating to the display of outdoor advertising (the "Advertising Contracts"). The Advertising Contracts all are in full force and effect, and there exists no fact which, with the passage of time or the giving of notice, would constitute a default by the Company under any material Advertising Contract or entitle any other party to terminate or amend such agreement. The Company has received no notice that any party to any of the material Advertising Contracts intends to cancel or terminate any such contract.

         (o) Permits. Section 4(o) of the Disclosure Schedule lists all material governmental permits, certificates, registrations, licenses and authorizations to erect and maintain advertising structures and to occupy advertising sites to which the Company has any right, title or interest (the "Permits"). The Company is in material compliance with the terms of the Permits.

         (p) Site Leases. Section 4(p) of the Disclosure Schedule lists all written agreements, leases and licenses (other than Permits) held by the Company for the use of real estate on which the Billboards are or may be located (the "Site Leases"). Each Site Lease listed in Section 4(p) of the Disclosure Schedule is in full force and effect, except as listed in Section 4(p) of the Disclosure Schedule or where the failure to be in effect would not have a material adverse effect on the financial condition of the Company taken as a whole.

         (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

         (r) Litigation. Section 4(r) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Company taken as a whole.

         (s) Employee Benefits.

                    (i) Section 4(s) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

                          (A) Each such Employee Benefit Plan (and each related
                    trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a material adverse effect on the financial condition of the Company taken as a whole.

                          (B) The only Employee Pension Benefit Plan maintained
                    by the Company is the subject of a favorable determination letter from the Internal Revenue Service to the effect that in form it meets the requirements of Code Section 401(a).

                          (C) The Sellers have delivered to the Buyer correct
                    and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                    (ii) With respect to each Employee Benefit Plan that the Company maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                          (A) No such Employee Benefit Plan is a Multiemployer
                    Plan or was or has been subject to Title IV of ERISA.

                          (B) No action, suit, proceeding, hearing, or
                    investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending, except where the action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Company taken as a whole.

         (t) Certain Business Relationships with the Company. Except as set forth in Section 4(t) of the Disclosure Schedule, none of the Sellers and their Affiliates has been involved in any material business arrangement or relationship with the Company within the past twelve months and none of the Sellers and their Affiliates owns any material asset, tangible or intangible, which is used in the business of the Company.

         (u) Environmental Matters.

                    (i) There have been no material claims, litigation, administrative proceedings, whether actual or threatened, or judgments or orders, against or applicable to Company relating to any hazardous substances or hazardous wastes with respect to any real property owned or leased by Company, including the property under Site Leases.

                    (ii) Except as disclosed in Section 4(u) of the Disclosure Schedule, there have been no hazardous substances or hazardous wastes, as defined by the Resource Conservation and Recovery Act (42 U.S.C. Subsection 6901, et seq.) and the Comprehensive Environmental Responsibility Compensation and Liability Act (42 U.S.C. Subsection 9601, et seq,), stored, handled, or disposed of on such real property by Company in material violation of applicable environmental laws.

         (v) Insurance. The Company has maintained continuously since January 17, 1992 and now maintains adequate insurance protection against all liabilities, claims, and risks against which it is customary in the industry to insure.

         5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

         (b) Notices and Consents. Each of the Parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii) and Section 4(c) above. Without limiting the generality of the foregoing, each of the Parties will file (and the Sellers will cause the Company to file) any Notification and Report Forms and related material that he or it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use his or its reasonable best efforts to obtain (and the Sellers will cause the Company to use its reasonable best efforts to obtain) a waiver from the applicable waiting period, and will make (and the Sellers will cause the Company to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

         (c) Operation of Business. The Sellers will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, except that the Company's 401(k) plan will be terminated prior to Closing, and that each of the Cole Agreements will be terminated at Closing.

         (d) Full Access. Each of the Sellers will permit, and the Sellers will cause the Company to permit, representatives of the Buyer to have access in a manner so as not to interfere with the normal business operations of the Company at all reasonable times to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Company. The Buyer will treat and hold as such any Confidential Information it receives from any of the Sellers and the Company in the course of the reviews contemplated by this Section 5(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller and the Company all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

         (e) Notice of Developments.

                    (i) Any of the Sellers may elect at any time to notify the Buyer of any development causing a breach of any of the representations and warranties in Section 4 above. Unless the Buyer has the right to terminate this Agreement pursuant to Section 9(a)(ii) below by reason of the development and exercises that right in accordance with Section 9(a)(ii) below, the written notice pursuant to this Section 5(e)(i) will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in Section 4 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

                    (ii) Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 5(e)(ii), however, shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

         6. Further Assurances. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below).

         7.  Conditions to Obligation to Close.

         (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                    (i)    the representations and warranties set forth in
         Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                    (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                    (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                    (iv) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iii) is satisfied in all respects;

                    (v)    all applicable waiting periods (and any
         extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                    (vi) the Buyer shall have received an Escrow Agreement executed by Sellers, Escrow Agent and Sellers' Representative;

                    (vii) the Buyer shall have received from counsel to the Sellers an opinion addressed to the Buyer in form and substance reasonably satisfactory to counsel to Buyer, dated as of the Closing Date; and

                    (viii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 7(a) at or prior to the Closing.

         (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                    (i)    the representations and warranties set forth in
         Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                    (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                    (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                    (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

                    (v)    all applicable waiting periods (and any
         extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                    (vi)   the Sellers shall have received an Escrow
         Agreement executed by Buyer, Escrow Agent and Sellers' Representative;

                    (vii) the Sellers shall have received from counsel to the Buyer an opinion addressed to the Sellers, and dated as of the Closing Date in form and substance reasonably satisfactory to counsel to Sellers; and

                    (ix)   all actions to be taken by the Buyer in
         connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this Section 7(b) at or prior to the Closing.

         8. Remedies for Breaches of This Agreement.

         (a) Survival of Representations and Warranties. All of the representations and warranties of certain Sellers contained in Section 4 above shall survive the Closing hereunder (unless the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of one year thereafter. All of the representations and warranties of the Parties contained in Section 3 above shall survive the Closing (unless the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of five years thereafter (subject to any applicable statutes of limitations).

         (b) Indemnification Provisions for Benefit of the Buyer.

                    (i) In the event any of the Sellers breaches any of their representations, warranties, and covenants contained herein (other than the covenants in Section 2(a) above and the representations and warranties in Section 3(a) above), and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against any of the Sellers pursuant to Section 10(h) below within such survival period, then each of the Sellers agrees to indemnify the Buyer from and against his or its Allocable Portion of any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences the Buyer shall suffer after the end of any applicable survival period) caused proximately by the breach; provided, however, that the Sellers shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences caused by the breach of any representation or warranty of the Sellers contained in Section 4 above (A) until the Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a $250,000 aggregate deductible (after which point the Sellers will be obligated only to indemnify the Buyer from and against further Adverse Consequences) or thereafter (B) to the extent the Adverse Consequences the Buyer has suffered by reason of all such breaches exceeds a

         $1,000,000 aggregate ceiling (after which point the Sellers will have no obligation to indemnify the Buyer from and against further Adverse Consequences).

                    (ii) In the event any of the Sellers breaches any of his or its respective covenants in Section 2(a) above or any of his or its respective representations and warranties in Section 3(a) above, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 10(h) below within such survival period, then such Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences the Buyer shall suffer after the end of any applicable survival period) caused proximately by the breach. The obligation of Sellers pursuant to this
         Section 8(b)(ii) are several and not joint.

         (c) Indemnification Provisions for Benefit of the Sellers. In the event the Buyer breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to
Section 8(a) above, provided that any of the Sellers makes a written claim for indemnification against the Buyer pursuant to Section 10(h) below within such survival period, then the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences the Seller shall suffer after the end of any applicable survival period) caused proximately by the breach.

         (d) Matters Involving Third Parties.

                    (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly (and in any event within ten business days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing.

                    (ii) Any Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

                    (iii) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 8(d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner he or it reasonably may deem appropriate.

                    (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties (not to be withheld unreasonably).

         (e) Determination of Adverse Consequences. The Parties shall make appropriate adjustments for tax benefits and insurance coverage in determining Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

         (f) Exclusive Remedy. The indemnification provisions in this Section 8 are the exclusive remedy of the Parties for any breach of a representation, warranty, or covenant contained herein.

         9. Termination.

         (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                    (i) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                    (ii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing in the event (A) any of the Sellers has within the then previous ten (10) business days given the Buyer any notice pursuant to Section 5(e)(i) above and (B) the development that is the subject of the notice has had a material adverse effect upon the financial condition of the Company taken as a whole;

                    (iii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement (other than the representations and warranties in Section 4 above) in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of ten (10) business days after the notice of breach or (B) if the Closing shall not have occurred on or before November 15, 1996, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                    (iv) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing
         (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Sellers has notified the Buyer of the breach, and the breach has continued without cure for a period of ten (10) business days after the notice of breach or (B) if the Closing shall not have occurred on or before November 15, 1996, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(d) above shall survive termination.

         10. Miscellaneous.

         (a) Nature of Certain Obligation.

                    (i)    The covenants of each of the Sellers in Section
         2(a) above concerning the sale of his or its Company Shares to the Buyer and the representations and warranties of each of the Sellers in
         Section 3(a) above concerning the transaction are several obligations. The particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in Section 8 above for any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

                    (ii) The remainder of the representations, warranties, and covenants in this Agreement are joint obligations. Each Seller will be responsible to the extent provided in Section 8 above only for his or its Allocable Portion of any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

         (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         (c) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

         (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may assign all of its rights, interests and obligations hereunder to one of its Subsidiaries; provided, however, that in such event the Buyer shall not be relieved of any of its obligations hereunder.

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing and shall be deemed duly given (i) on the date on which the same was delivered in person or by courier, including, but not limited to, overnight express mail couriers, provided that a receipt is obtained for a courier delivery; or (ii) two (2) business days after the same was sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Sellers:        To the appropriate address(es) set forth on
                                   Exhibit A attached hereto.

         If to the Buyer:          Lamar Advertising Company
                                   5551 Corporate Boulevard
                                   P. O. Box 66338
                                   Baton Rouge, Louisiana 70896
                                   Attn: Mr. Keith A. Istre

         With a copy to:           Ben R. Miller, Jr. Esq.
                                   Kean, Miller
                                   One American Place, Suite 2200
                                   Baton Rouge, LA  70825

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses. Each of the Buyer and the Company will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Company will also bear all of the Sellers' costs and expenses (including all of their legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (other than any Income Tax on any gain resulting from the sale of the Company Shares hereunder).

         (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Enforcement. Each of the Parties (i) submits to personal jurisdiction in the State of Delaware for the enforcement of this Agreement, and (ii) waives any and all rights under the laws of any state to object to jurisdiction within the State of Delaware for the purposes of litigation to enforce this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent a party from bringing any action against another party within any other state or country. Initiating such proceeding or taking such action in any jurisdiction shall not constitute a waiver of the submission made by a party to personal jurisdiction within the State of Delaware.


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                                       20

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.



                               BUYER:  LAMAR ADVERTISING COMPANY

                               By:
                                    ------------------------------------------
                               Name:
                                    ------------------------------------------
                               Title:
                                    ------------------------------------------


                               SELLERS:


                               -----------------------------------------------
                               James E. Johnsen


                               -----------------------------------------------
                               Stephen L. Green


                               -----------------------------------------------
                               Harry T. Rein


                               -----------------------------------------------
                               Eric A. Young


                               -----------------------------------------------
                               Delos Cosgrove

                               Canaan Capital Limited Partnership

                               By:
                                     -----------------------------------------
                               Name:
                                     -----------------------------------------
                               Title:
                                     -----------------------------------------


                               Canaan Capital Offshore Limited Partnership C.V.


                               By:
                                     -----------------------------------------
                               Name:
                                     -----------------------------------------
                               Title:
                                     -----------------------------------------


                               ABN AMRO Bank NV

                               By:
                                     -----------------------------------------
                               Name:
                                     -----------------------------------------
                               Title:
                                     -----------------------------------------



                               -----------------------------------------------
                               Richard T. Cole



                               Cascade Communications Ventures, L.L.C.


                               By:
                                     -----------------------------------------
                               Name:
                                     -----------------------------------------
                               Title:
                                     -----------------------------------------


                               Quai Ltd.


                               By:
                                     -----------------------------------------
                               Name:
                                     -----------------------------------------
                               Title:
                                     -----------------------------------------

                                  Exhibit A


Sellers:


James E. Johnsen
Stephen L. Green
Harry T. Rein
Eric A. Young
Delos Cosgrove
Canaan Capital Limited Partnership
Canaan Capital Offshore Limited Partnership C.V.
ABN AMRO Bank NV
Richard T. Cole
Cascade Communications Ventures, LLC
Quai Ltd.